Exhibit 4.11

THE LAW SOCIETY OF IRELAND

GENERAL CONDITIONS OF SALE (2001 EDITION)

WILLIAM FRY
Solicitors
Fitzwilton House
Wilton Place
Dublin 2

002542.0206.KLS

THE LAW SOCIETY OF IRELAND

GENERAL CONDITIONS OF SALE (2001 EDITION)

PARTICULARS

and

CONDITIONS OF SALE

of

Lands comprised in Folios 23844F (part), 5572F, 2319F,
5146F, County Waterford

SALE BY PRIVATE TREATY

Vendor's Solicitors:	William Fry

Address:	Fitzwilton House Wilton Place Dublin 2

Reference:	002542.0206.KLS

Warning: It is recommended that the within should not be completed without prior legal advice.

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MEMORANDUM OF AGREEMENT is made on 24 May 2005

BETWEEN

WATERFORD CRYSTAL LIMITED
having its registered office at

PPS Number	("Vendor")

And PARKER GREEN (CARLOW) LIMITED
having its registered office at

PPS Number	("Purchaser")

whereby it is agreed that the Vendor shall sell and the Purchaser shall purchase in accordance with the annexed Special and General Conditions of Sale the property described in the within Particulars at the Purchase Price mentioned below.

Purchase Price	€6,728,050.00	Closing Date: See Special Conditions

Less Deposit	€4,499,000.00	Interest Rate: 10 per cent per annum

Balance	€2,229,050.00

SIGNED: Redmond O'Donoghue For and on behalf of the Vendor	SIGNED: W G O'Hare (Director) Margaret O'Hare (Director) Purchaser
Witness Karen Sheil	Witness John Woods
Occupation Solicitor	Occupation Solicitor
Address Fitzwilton House Wilton Place, Dublin 2	Address Dundalk

As Stakeholder I/We acknowledge receipt of Bank Draft/Cheque for              in respect of deposit.

Signed:

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PARTICULARS AND TENURE

ALL THAT AND THOSE lands at Ballybeg, Ballynaneashagh and Kill, County Waterford being all of the lands comprised in Folios 5572F, 2319F and 5146F of the Register of Freeholders County Waterford and part of the lands comprised in Folio 23844F of the Register of Freeholders County Waterford as more particularly delineated (for identification purposes only) on the map annexed hereto and thereon edged in red.

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DOCUMENTS SCHEDULE

1.	Certified copy Folio 23844F County Waterford with File Plan annexed.

2.	Certified copy Folio 5572F County Waterford with File Plan annexed.

3.	Certified copy Folio 2319F County Waterford with File Plan annexed.

4.	Certified copy Folio 5146F County Waterford with File Plan annexed together with Land Certificate.

5.	Land Registry certified copy Instrument No. D2002CK006869A together with certified copy Land Registry transfer dated 12 April 2002.

6.	Land Registry certified copy Instrument No. P2977/97 together with certified copy Grant of Wayleave dated 8 May 1996.

7.	Land Registry certified copy Instrument No. P5408/96 together with copy Grant of Wayleave dated 15 January 1996.

8.	Land Registry certified copy Instrument No. C2004CK005303K (1745 16 October 1968).

9.	Copy Licence 20 January 1982 between (1) Waterford Crystal Limited and (2) the Trustees of the Waterford Glass Social and Sports Club.

10.	Copy Licence 1 January 1998 between (1) Waterford Crystal Limited and (2) Waterford Institute of Technology.

11.	Copy Development Agreement 1 January 1998 between (1) Waterford Crystal Limited and (2) the Development Committee, Waterford Institute of Technology.

12.	Original stamped Deed of Rectification dated 20 August 1991 between (1) Waterford Wedgwood plc and (2) Waterford Crystal Limited.

13.	Certified copy Deed of Release dated 19 June 1995 between (1) National Westminster Bank plc, (2) Kilsallaghan Holdings and (3) the parties listed in the First Schedule thereto.

14.	Copy letter dated 10 August 2004 from Waterford City Council (re roads and services).

15.	Copy Certificate of Incorporation and Memorandum and Articles of Association of Waterford Crystal Limited.

16.	Keller Correspondence:

(a)	Copy letter dated 15 April 2005 from M.W. Keller & Son to Frank Hickey of Waterford Crystal;

(b)	Copy letter dated 15 April 2005 from M.W. Keller & Son to Waterford City Council;

(c)	Copy Waterford City Council Planning Notice;

(d)	Copy letter dated 25 April 2005 from Waterford City Council to Waterford Crystal Limited;

(e)	Copy letter dated 27 April 2005 from Waterford City Council to Waterford Crystal Limited together with copy variation of the Development Plan referred to.

SEARCHES SCHEDULE

None.

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SPECIAL CONDITIONS

1.	Save where the context otherwise requires or implies or the text hereof expresses to the contrary, the definitions and provisions as to interpretation set forth in the within General Conditions shall be applied for the purposes of these Special Conditions.

2.	The said General Conditions shall:-

(a)	apply to the sale in so far as the same are not hereby altered or varied, and these Special Conditions shall prevail in case of any conflict between them and the General Conditions;

(b)	be read and construed without regard to any amendment therein, unless such amendment shall be referred to specifically in these Special Conditions.

3.	In addition to the Purchase Price, the Purchaser shall pay to the Vendor an amount equivalent to such Value Added Tax as shall be exigible in relation to the sale or (as the case may be) the Assurance, same to be calculated in accordance with the provisions of the Valued Added Tax Act, 1972 and to be paid on completion of the sale or forthwith upon receipt by the Purchaser of an appropriate invoice (whichever shall be the later).

4.	Title

(a)	Title to the Subject Property shall consist of official certified copy Folios and File Plans of Folios 23844F (part), 5572F, 2319F and 5146F of the Register of Freeholders County Waterford together with the original Land Certificate to Folio 5146F County Waterford.

(b)	The Vendor is selling the Subject Property as the registered owner save in the case of Folio 5572F County Waterford wherein it will sell the property comprised in this Folio as the party entitled to be registered as full owner. The Purchaser is referred to the original stamped Deed of Rectification dated 20 August 1991 referred to at No. 15 of the Documents Schedule hereto, wherein Folio 5572F County Waterford was to be transferred to the Vendor with other property but it would appear that this Folio was neglected to be included in that transfer hence necessitating the execution of a Deed of Rectification. The Deed of Rectification will be lodged in the Land Registry on or prior to completion and a dealing number obtained for reciting in the Purchaser's Deed of assurance. The Vendor will furnish an undertaking on completion to deal with all Land Registry Queries in relation to such dealing number. No objection, requisition or enquiry will be raised by the Purchaser in relation to this matter.

5.	Burdens

(a)	There are a number of burdens affecting the Subject Property which are clearly set out as burdens in each Folio (as applicable) and in the Instruments listed at Nos 5 – 8 inclusive of the Documents Schedule hereto. The Subject Property is being sold subject to and with the benefit of these burdens.

(b)	In addition the Purchaser is referred to the restrictive covenant identified at burden No. 3 of Folio 11795 (re use and building). As can be seen from this entry on the Folio, this restrictive covenant was granted for the benefit of the registered owner of the property comprised in Folio 9870, a part of which is being sold to the Purchaser. The Vendor is the registered owner of the entirety of Folio 9870 and if required by the Purchaser will produce a discharge/waiver of this restrictive covenant on or prior to completion duly executed by the Vendor and it will be the Purchaser's responsibility to register this discharge/waiver in the Land Registry. No further objection, requisition or enquiry will be raised by the Purchaser in relation thereto.

(c)	In addition to the burdens identified in the Folios comprising the Subject Property, an ESB underground cable runs through the Subject Property and an ESB pole is situated thereon. A Bord Gáis pipe also runs along the boundary between that part of Folio 9870 County Waterford being retained by the Vendor and the Subject Property. The Vendor has no further information or documentation in its possession in relation to the ESB cable/Bord Gáis pipe and no further objection, requisition or enquiry will be raised by the Purchaser in relation thereto.

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(d)	In addition to the burdens identified above, the Subject Property is subject to the Licence set out at No 10 of the Documents Schedule hereto. The Purchaser will note the expired Licence set out at No. 9 of the Documents Schedule hereto. The parties identified in the Licences together with a number of other groups have, from time to time, used the Subject Property or part thereof for recreational purposes. The Vendor will procure the termination of all the Licences still in existence and the interest (if any) enjoyed by the said groups on or prior to the Closing Date. The Purchaser is also referred to the Development Agreement set out at No. 11 of the Documents Schedule hereto. It will be the Vendor's sole responsibility to ensure that it complies with the terms thereof upon receipt of the proceeds of sale from the Purchaser.

6.	Mortgage

The property being sold under this Contract, together with other property, is at present subject to a mortgage (the "Wachovia Charge") in favour of Wachovia Bank, National Association. On the Closing Date, the Purchaser will accept either:-

(a)	a partial release in respect of the Wachovia Charge for the Subject Property together with registration fees payable thereon; or

(b)	an undertaking from the Vendor's solicitors to discharge part of the Wachovia Charge from the proceeds of sale and to furnish a partial release together with registration fees thereon as soon as possible thereafter.

7.	Kilsallaghan Charge

The Purchaser is referred to the certified copy Deed of Release dated 19 June 1995 of a charge (the "Kilsallaghan Charge") listed at No. 13 of the Documents Schedule hereto. As is apparent from the Deed of Release, the Kilsallaghan Charge has been released in respect of all Folios comprised in the Subject Property which is also clearly evidenced by the deletion of this burden at Part 3 of each Folio, as appropriate. The land certificate for Folio 5146F County Waterford, continues to indicate this charge, despite its release. The land certificate for this Folio will be updated on or prior to completion to reflect the correct status of this charge, as evident from the Folio for the land certificate.

8.	Purchase Price and Release of Deposit

The Purchase Price, of Six Million, Seven Hundred and Twenty Eight Thousand and Fifty Euro (€6,728,050), shall be paid as follows:-

(a)	On the execution of this Contract the sum of Six Hundred and Seventy Two Thousand, Eight Hundred and Five Euro (€672,805) shall be paid by the Purchaser to the Vendor's solicitor, by way of deposit (the "First Instalment"), in part payment of the Purchase Price.

The balance of the sum of Six Million, Fifty Five Thousand, Two Hundred and Forty Five Euro (€6,055,245) shall be paid in two tranches as follows:-

(b)	€3,826,195 (the "Second Instalment") to be paid immediately on compliance by the Vendor with Special Condition 8(d); and

(c)	€2,229,050 (the "Final Instalment") to be paid on the Closing Date specified in Special Condition 9.

The First Instalment and the Second Instalment are, where the context so admits or requires, hereinafter collectively referred to as the "Deposit".

(d)	The First Instalment shall be held by the Vendor's solicitors as stakeholder until the Vendor's solicitors furnish to the Purchaser's solicitors a Bank Guarantee drawn on Anglo Irish Bank Corporation plc in favour of the Purchaser for an amount equal to the Deposit, such Guarantee to be in a form reasonably satisfactory to the Purchaser (the "Guarantee"). On furnishing the Guarantee to the Purchaser's solicitors the Vendor's solicitors will receive the Second Instalment and will pay over the Deposit to the Vendor for its own use and benefit. If the Deposit is released to the Vendor, the Vendor shall be liable for the cost of funds calculated

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at a reasonable rate to the Purchaser on the Second Instalment only from the date such monies are paid to the Vendor's solicitors up to the Closing Date. General Conditions 5, 37(a), 38 and 41 are modified accordingly. Upon the Closing Date and payment of the Final Instalment to the Vendor, the Guarantee will automatically cease to be of any further force or effect whatsoever.

(e)	If there is any delay in the Purchaser paying the purchase monies or any part thereof on the due date or dates as set out above the Purchaser shall pay interest to the Vendor on the balance outstanding from the due date up to the date of actual payment thereof at the interest rate stipulated in the Memorandum of the within Agreement. Such interest shall accrue from day to day and shall be payable before and after any Judgement.

(f)	If any date specified for payment of purchase monies hereunder is not a working day as defined in General Condition 2 the date or dates in question shall be the first working day thereafter.

9.	Condition Subsequent and Closing Date

(a)	It is a condition subsequent (the "Condition Subsequent") to this Contract that the Subject Property retain its designation as a mixed use area, including retail warehousing, in accordance with the decision of Waterford City Council of 18 April 2005 (the "Variation Decision") until satisfaction of the Condition Subsequent in accordance with Special Condition 9(b) hereunder or recission of the Contract pursuant to Special Condition 9(c).

(b)	The Condition Subsequent will be deemed to be satisfied and either party's right of rescission under Special Condition 9(c) will be at an end upon the occurrence of any of the following:-

(i)	On 17 October 2005 if no judicial review proceedings to review the Variation Decision have been initiated by any third party by that date; or

(ii)	Upon the expiry of 21 days from the date of passing and perfecting of the High Court judgment or order upholding the Variation Decision if judicial review proceedings to review the Variation Decision have been initiated by a third party prior to 17 October 2005; or

(iii)	Upon delivery by the Supreme Court of its judgment upholding the Variation Decision if judicial review proceedings to review the Variation Decision have been initiated in the High Court as set out above and either:-

A.	the High Court has upheld the Variation Decision and the third party has appealed to the Supreme Court; or

B.	the High Court has overturned the Variation Decision and the Vendor and/or Waterford City Council has appealed to the Supreme Court ; or

(iv)	Upon the date Waterford City Council re-designates the Subject Property so that it is situate in a mixed use area, including retail warehousing following either delivery by the Supreme Court of its judgment overturning the Variation Decision or upon the date of passing and perfecting of the High Court judgment overturning the Variation Decision.

(c)	If the Variation Decision is reversed or overturned following final determination of any judicial review proceedings to review the Variation Decision (including the determination of any appeals) and/or Waterford City Council fail to ensure that the Subject Property will be or will remain situate in a mixed use area, including retail warehousing THEN either party may immediately rescind the Sale and terminate this Contract by service of notice in writing to that effect on the other WHEREUPON the Purchaser will be entitled to the return of the Deposit in accordance with Special Condition 8(d) and the Final Instalment and the Vendor will be entitled to a return of all completion documents and title furnished to the Purchaser on or prior to the Closing Date PROVIDED ALWAYS that if the judicial review proceedings of the Variation Decision have not been finally determined in accordance with any one of the grounds specified in Special Condition 9(b)(i)-(iv) inclusive by either (1) 14 June 2006 the Vendor may at its option immediately rescind the Sale and terminate the Contract with the same effect as herein specified; or (2) 14 June 2007 either party may immediately rescind the Sale and terminate the Contract with the same effect as herein specified.

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If the Contract is rescinded in accordance with Special Condition 9(c), the Vendor shall be liable for the reasonable cost of funds calculated at a reasonable rate to the Purchaser on the Deposit and Final Instalment from the date of passing and perfecting of the High Court judgment or order overturning the Variation Decision or from the date the third party has appealed the upholding of the Variation Decision by the High Court to the Supreme Court, whichever is applicable, until the date of recission.

For the avoidance of doubt save as outlined in Special Condition 9(c), the Purchaser will be entitled to a return of the Deposit and Final Instalment without interest, costs or compensation thereon.

(d)	No deed of assurance of the Subject Property will be delivered to the Purchaser or its nominees on the Closing Date UNTIL the Condition Subsequent has been satisfied and the right of recission set out in this Contract is at an end on foot of any one of the grounds specified in Special Condition 9(b).

(e)	Notwithstanding anything to the contrary in this Contract, the Closing Date shall be 14 June 2005 or such later date as may be specified by the Vendor provided that such date shall be no later than 31 August 2005 whereupon the Final Instalment will be paid to the Vendor and completion shall occur save that no deed of assurance of the Subject Property will be delivered to the Purchaser or its nominee(s) until satisfaction of the Condition Subsequent and the right of recission set out in this Contract is at an end in accordance with Special Condition 9(b).

(f)	The Purchaser's attention is drawn to the correspondence exhibited at Nos 16(a) – (e) inclusive of the Documents Schedule (the "Keller Correspondence"). The Purchaser will purchase the Subject Property in the full knowledge of the existence of the Keller Correspondence. If any judicial review proceedings to review the Variation Decision are initiated on or prior to the Closing Date whether on foot of the Keller Correspondence or otherwise, such institution of judicial review proceedings will not delay payment of the Final Instalment to the Vendor.

(g)	Whether the judicial review proceedings envisaged by this Special Condition are issued against either the Purchaser or the Vendor or both as a notice party, both parties to this Contract hereby agree to work together and co-operate with the other in vigorously pursuing the defence of any judicial review proceedings initiated by any party prior to 17 October 2005 to review the Variation Decision whether on appeal or otherwise and/or in bringing any appeal before the Supreme Court if the Variation Decision is overturned.

10.	Shareholder Approval

If Waterford Wedgwood plc determines that the approval of its shareholders is required to the completion of the sale of the Subject Property under the terms of Chapter 10 of the Listing Rules of the UK Financial Services Authority and/or the Listing Rules of the Irish Stock Exchange or otherwise, completion of the sale of the Subject Property shall not occur without the receipt of such approval at a duly convened meeting of the shareholders of such company.

11.	Option

On the Closing Date, both parties hereto will execute an option deed containing an option (the "Option") in favour of the Purchaser for a nominal consideration of €10 whereby the Purchaser will have an option for the term of 10 years from the signing of Contracts to purchase the remainder of the Waterford Crystal Sports and Leisure Centre together with the car park or part thereof (being the remainder of the property comprised in Folio 9870 County Waterford) (the "Remainder Lands") at Open Market Value, subject to the easements, burdens and/or rights (if any) then affecting the Remainder Lands, if placed on the open market by the Vendor.

For the purposes of the Option, the Term "Open Market Value" shall mean the price that a willing purchaser would be prepared to pay and a willing vendor would be prepared to accept for the Remainder Lands as at the date when the Remainder Lands are placed on the open market by the Vendor. The Option Deed will be in a format as determined by the Vendor's solicitor, provided the Option Deed provides for the matters set out in Special Condition 11.

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12.	Land Certificates

Of the Folios comprising the Subject Property, the following is the position in relation to the issue/non-issue (as appropriate) of the land certificate for each folio:-

(a)	Folio 23844F	land certificate not issued.

(Part)

(b)	Folio 5572F	land certificate not issued.

(c)	Folio 2319F	land certificate not issued.

(d)	Folio 5146F	land certificate issued.

Where the land certificate has not issued for a folio, the Vendor will bespeak the land certificate and furnish same to the Purchaser on the Closing Date. In the absence of the Land Certificate on the Closing Date, the Vendor's solicitors will furnish a letter of undertaking to the Purchaser's solicitors to forward same upon receipt from the Land Registry. Where the land certificate has already issued for a folio, the original land certificate will be handed over on completion. Where a land certificate is retained in the Land Registry (if applicable), a letter of consent to use together with authorisation and direction addressed to the Land Registry authorising and directing the Land Registry to retain the land certificate to the order of the Purchaser upon completion will be furnished save where part only of a Folio is being sold whereupon a letter of consent to use only will be furnished on completion, if relevant.

13.	Roads and Services

The Purchaser is furnished with a copy letter dated 10 August 2004 from Waterford City Council as evidence that the roads and services abutting the Subject Property are in charge of the Local Authority. The Purchaser will accept a copy only of this letter and will not raise any objection, requisition or enquiry in relation thereto.

14.	Deed of Assurance – Easements and Other Rights

The Deed of Assurance of the Subject Property from the Vendor to the Purchaser shall incorporate reservations for the Retained Lands for the following:-

(a)	The free and uninterrupted passage and running of the services (i.e. water, soil, gas, air, electricity, telephone transmissions, radio transmissions, television transmissions, oil, heating fuels and other services serving the Retained Lands) to and from the Retained Lands through the utilities (i.e. all channels, conduits, pipes, drains, watercourses, ditches, gutters, sewers, wires, mains, cables and other conducting media for the services including (but without prejudice to the generality of the foregoing) lighting installations) which are now or may at any time within the Perpetuity Period (to be determined by the Vendor) be in under or passing through the Subject Property.

(b)	The right (without being obliged to do so) to connect up with and inspect cleanse repair and renew the utilities which now are or may at any time within the Perpetuity Period be in under over or passing through the Subject Property AND for the aforementioned purposes to enter upon the Subject Property with workman and others and all necessary equipment making good any damage thereby occasioned by not being responsible for any temporary inconvenience being caused by such works.

(c)	The free and uninterrupted passage and running of soil/effluent and water to and from the Retained Lands through the pipeline/watermains in under over or passing through the Subject Property shown coloured [ ] on the map annexed hereto together with the right at all times to enter upon the Subject Property and open up the said pipes or watermains or associated manhole(s) for the purpose of inspecting, repairing and replacing same and making connections thereto making good any damage thereby occasioned but not being responsible for any temporary inconvenience caused by any such works.

The Deed of Assurance will be executed in duplicate and the original counterpart thereof returned to the Vendor duly stamped within 30 days of completion. In addition, the Purchaser's solicitor will

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provide a letter of undertaking to this effect which will also include an obligation on the Purchaser's solicitor to lodge the original deed of assurance in the Land Registry immediately following stamping and to produce up to date copy Folio(s) and File Plan(s) of the Subject Property, as soon as the Land Registry have registered the Purchaser's title thereto, showing these easements registered as burdens thereon.

15.	Post completion Works

The Purchaser hereby grants to the Vendor, its servants and agents the right to access and enter upon the Subject Property with or without machinery/vehicles for the period of three months from the Closing Date at reasonable mutually convenient times for the purpose of removing lighting masts, goal posts and ancillary items, making good all damage thereby occasioned but not being responsible for any temporary inconvenience caused by such works.

16.	Condition of Property

The Purchaser shall be deemed to buy with full notice of the actual state and condition of the Subject Property and shall take it as it stands and subject to all rights of way, water, light, drainage and other easements, rights and privileges and liabilities and to all rents and outgoings mentioned in the Particulars or any Special Conditions.

17.	Planning

Save as disclosed herein there are no buildings or other structures on the Subject Property and no planning permissions granted to the Vendor in respect thereof have been acted upon insofar as same relate to the Subject Property. The Purchaser shall raise no objection, requisition or enquiry in respect of any planning matters and General Condition 36 is hereby deleted in its entirety. The Purchaser shall raise no objection, requisition or enquiry in relation to any matter or thing relating to Local Government (Planning and Development) Act, 1963, the Planning and Development Acts, 2000 to 2002 the Building Control Act, 1990, Planning and Development Regulations, 2001, the Building Bye-Laws, the Fire Services Act, 1981 or the Safety, Health and Welfare at Work (Construction) Regulations, 1995 or any regulations or orders made thereunder including (but not limited to) any works carried out to the Subject Property by the Vendor.

18.	Identity

The Purchaser shall satisfy itself with regard to the exact area of the Subject Property and the boundaries thereof and the routes of the existing burdens/easements/rights of way affecting the Subject Property. Maps annexed to the Contract shall be deemed to be annexed for identification purposes only.

No objection, requisition or enquiry shall be raised in relation to discrepancies (if any) which may arise between the file plan, relevant deed or Land Registry instrument and/or the boundaries or lay out of the property on the ground.

The words "or which are likely to affect it" appearing on the last line of General Condition 15 are hereby deleted and replaced with the words "of which the Vendor is aware will affect the Property".

19.	Environmental

The Vendor will furnish a declaration on the Closing Date confirming the Vendor has not been in breach of environmental laws and save for the Vendor's obligation to reply to Requisition 31 (Environmental) of the Law Society's Objections and Requisitions on Title (if not already replied to at the date of this Contract) no further objection, requisition or enquiry shall be raised or made by the Purchaser in relation to same.

20.	Entire Agreement

The Purchaser hereby acknowledges that this Agreement and the documents referred to in the Documents Schedule constitute the entire agreement between the parties and the Purchaser hereby acknowledges that the Purchaser has not entered into this Agreement in reliance on any other warranty or representation whether oral or in writing.

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The Purchaser agrees and accepts that no statement, measurement quantity or description contained in any newspaper or advertisement published by the Vendor or by the Vendor's Agents, O'Shea O'Toole & Partners (the "Agent"), or given orally or contained in any brochure, letter or hand-out issued by the Vendor or by the Agent in respect of the Subject Property (whether or not in the course of any representation or negotiations leading to the sale) shall constitute a representation inducing the Purchaser to enter into the sale or any warranty forming part of this Agreement and that any statement, description, quantity or measurement contained in any such advertisement, brochure or letter given by the Vendor or on its behalf by the Agent are for illustration purposes only and are not to be taken as matters of fact and that any mistake, omission, discrepancy, inaccuracy, mis-statement, mis-description or incorrect measurement given orally or in the form of any advertisement, brochure or letter by the Vendor or by the Agent (whether or not in the course of any representation or negotiations leading to the sale) shall not give rise to any cause of action, claim for compensation against the Vendor or the Agent or any right of rescission under this Agreement and it is further agreed that this Agreement contains the entire terms and conditions of the agreement between the parties hereto. The Law Society's General Condition 33 shall be read subject to this condition.

21.	Survival of Provisions

Unless otherwise specified herein, all such terms and conditions of this Agreement as are designed or are capable of surviving completion of the sale shall survive such completion and shall not merge in or become extinguished in any subsequent assurance of the Property or any part thereof.

22.	Sub-Sale

On payment of the entire of the purchase monies on the Closing Date, the transaction shall at the option of the Purchaser proceed by way of sub-sale of all or part of the Subject Property and the Vendor will execute deeds of assurance as required to enable the transaction to be completed in this manner PROVIDED that the Vendor is notified in sufficient time of the identity of the Purchaser's nominee(s) and number of deeds of assurance to comply with the Listing Rules of the UK Financial Services Authority and/or the Listing Rules of the Irish Stock Exchange or otherwise AND PROVIDED also that the Purchaser confirms that such identity may be disclosed in any announcement required by the Listing Rules of the UK Financial Services Authority or otherwise AND PROVIDED ALWAYS that no such deed(s) of assurance will be delivered until the Condition Subsequent in Special Condition 9(b) has been satisfied. The Vendor will execute a Deed of Covenant in favour of the Purchaser and its bank, Anglo Irish Bank Corporation plc on the Closing Date in the terms of the draft annexed hereto in relation to the execution of deeds of transfer/assurance of the Subject Property.

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NON-TITLE INFORMATION

Query Reply (Please tick and/or insert comments as appropriate)

		Yes	No	Comments
1.	SERVICES
i.	How is the Subject Property serviced as to:
	(a) drainage;			Inspection will reveal.
	(b) water supply;			"
	(c) electricity;			"
	(d) gas; and			"
	(e) otherwise.			"
ii.	Have the services (including roads, lanes, footpaths, sewers and drains) abutting or servicing the Subject Property been taken over by the Local Authority,			See copy letter dated 10 August 2004 in the Documents Schedule hereto.
	Will a letter from the Local Authority or a solicitor's certificate to vouch the position be furnished on or before closing.			See copy letter dated 10 August 2004 in the Documents Schedule hereto.
	If services are not in charge, are there appropriate easements and indemnities in existence.			Not applicable
iii.	Is the Subject Property serviced by:
	(a) septic tank; or,		X
	(b) private drainage scheme.		X
iv.	Is the Subject Property serviced for television and if so is it by:
	(a) Cable T.V.;		X	Not applicable, this is a green field site
	(b) Satellite Dish;		X	Not applicable, this is a green field site
	(c) MMDF;		X	Not applicable, this is a green field site
	(d) TV aerial owned by Vendor; or		X	Not applicable, this is a green field site
	(e) TV aerial owned by another.		X	Not applicable, this is a green field site
If (b) or (d) applies, will it be included in the Purchase Price.
v.	Is there a telephone line to be supplied with the Subject Property.		X	Not applicable, this is a green field site
vi.	Is there an ISDN line to be supplied with the Subject Property.		X	Not applicable, this is a green field site
2.	CONTENTS
i.	Are there any contents included in the Purchase Price.		X	Not applicable in its entirety as this is a green field site
If so, give Vendor's estimate of value.

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		Yes	No	Comments
ii.	Are there any fixtures, fittings or chattels included in this Sale which are the subject of any Lease, Rent, Hire Purchase Agreement or Chattel Mortgage.		X	Not applicable in its entirety as this is a green field site
	If so, furnish now the Agreement and on closing proof of payment to date or discharge thereof.			Not applicable in its entirety as this is a green field site
3.	OUTGOINGS
i.	What is the Rateable Valuation of:
	(a) Lands;			Nil
	(b) Buildings.			Not Applicable
ii.	Give particulars of any other periodic or annual charge which affects the Subject Property or any part of it.			None to Vendor's knowledge save as disclosed in the documents of title.

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THE LAW SOCIETY OF IRELAND

GENERAL CONDITIONS OF SALE (2001 EDITION)

WILLIAM FRY
Solicitors
Fitzwilton House
Wilton Place
Dublin 2

002542.0206.KLS

THE LAW SOCIETY OF IRELAND

GENERAL CONDITIONS OF SALE (2001 EDITION)

PARTICULARS

and

CONDITIONS OF SALE

of

Lands comprised in Folios 23844F (part), 3672F, 11795
and 9870 (part) County Waterford

SALE BY PRIVATE TREATY

Vendor's Solicitors:	William Fry

Address:	Fitzwilton House Wilton Place Dublin 2

Reference:	002542.0206.KLS

Warning: It is recommended that the within should not be completed without prior legal advice.

MEMORANDUM OF AGREEMENT is made on 24 May 2005

BETWEEN

WATERFORD CRYSTAL LIMITED
having its registered office at

PPS Number	("Vendor")

And PARKER GREEN (CARLOW) LIMITED
having its registered office at

PPS Number	("Purchaser")

whereby it is agreed that the Vendor shall sell and the Purchaser shall purchase in accordance with the annexed Special and General Conditions of Sale the property described in the within Particulars at the Purchase Price mentioned below.

Purchase Price	€26,171,950.00	Closing Date: See Special Conditions

Less Deposit	€17,501,000.00	Interest Rate: 10 per cent per annum

Balance	€8,670,950.00

SIGNED: Redmond O'Donoghue For and on behalf of the Vendor	SIGNED: W G O'Hare (Director) Margaret O'Hare (Director) Purchaser
Witness Karen Sheil	Witness John Woods
Occupation Solicitor	Occupation Solicitor
Address Fitzwilton House Wilton Place, Dublin 2	Address Dundalk

(For Sale by Auction)

As Stakeholder I/We acknowledge receipt of Bank Draft/Cheque for                      in respect of deposit.

Signed:

PARTICULARS AND TENURE

ALL THAT AND THOSE lands at Ballybeg, Ballynaneashagh and Kill, County Waterford being all of the lands comprised in Folios 3672F and 11795 of the Register of Freeholders County Waterford and part of the lands comprised in Folios 9870 and 23844F of the Register of Freeholders County Waterford as more particularly delineated (for identification purposes only) on the map annexed hereto and thereon edged in red.

DOCUMENTS SCHEDULE

1.	Certified copy Folio 23844F County Waterford with File Plan annexed.

2.	Certified copy Folio 3672F County Waterford with File Plan annexed.

3.	Certified Copy Folio 11795 County Waterford with File Plan annexed together with Land Certificate.

4.	Certified copy Folio 9870 County Waterford with File Plan annexed.

5.	Land Registry certified copy Instrument No. D2002CK006869A together with certified copy Land Registry transfer dated 12 April 2002.

6.	Land Registry certified copy Instrument No. P2977/97 together with certified copy Grant of Wayleave dated 8 May 1996.

7.	Land Registry certified copy Instrument No. P5408/96 together with copy Grant of Wayleave dated 15 January 1996.

8.	Land Registry certified copy Instrument No. C2004CK005303K (1745 16 October 1968).

9.	Copy Licence 20 January 1982 between (1) Waterford Crystal Limited and (2) the Trustees of the Waterford Glass Social and Sports Club.

10.	Copy Licence 1 January 1998 between (1) Waterford Crystal Limited and (2) Waterford Institute of Technology.

11.	Copy Development Agreement 1 January 1998 between (1) Waterford Crystal Limited and (2) the Development Committee, Waterford Institute of Technology.

12.	Certified copy Deed of Release dated 19 June 1995 between (1) National Westminster Bank plc, (2) Kilsallaghan Holdings and (3) the parties listed in the First Schedule thereto.

13.	Copy letter dated 10 August 2004 from Waterford City Council (re roads and services).

14.	Copy Certificate of Incorporation and Memorandum and Articles of Association of Waterford Crystal Limited.

15.	Keller Correspondence:

(a)	Copy letter dated 15 April 2005 from M.W. Keller & Son to Frank Hickey of Waterford Crystal;

(b)	Copy letter dated 15 April 2005 from M.W. Keller & Son to Waterford City Council;

(c)	Copy Waterford City Council Planning Notice;

(d)	Copy letter dated 25 April 2005 from Waterford City Council to Waterford Crystal Limited;

(e)	Copy letter dated 27 April 2005 from Waterford City Council to Waterford Crystal Limited together with copy variation of the Development Plan referred to.

SEARCHES SCHEDULE

None.

SPECIAL CONDITIONS

1.	Save where the context otherwise requires or implies or the text hereof expresses to the contrary, the definitions and provisions as to interpretation set forth in the within General Conditions shall be applied for the purposes of these Special Conditions.

2.	The said General Conditions shall:

(a)	apply to the sale in so far as the same are not hereby altered or varied, and these Special Conditions shall prevail in case of any conflict between them and the General Conditions;

(b)	be read and construed without regard to any amendment therein, unless such amendment shall be referred to specifically in these Special Conditions.

3.	Title

Title to the Subject Property shall consist of official certified copy Folios and File Plans of Folios 23844F (part), 3672F, 11795 and 9870 (part) of the Register of Freeholders County Waterford together with the original Land Certificate to Folio 11795 County Waterford.

4.	Burdens

(a)	There are a number of burdens affecting the Subject Property which are clearly set out as burdens in each Folio (as applicable) and in the Instruments listed at Nos 5 – 8 inclusive of the Documents Schedule hereto. The Subject Property is being sold subject to and with the benefit of these burdens.

(b)	In addition the Purchaser is referred to the restrictive covenant identified at burden No. 3 of Folio 11795 (re use and building). As can be seen from this entry on the Folio, this restrictive covenant was granted for the benefit of the registered owner of the property comprised in Folio 9870, a part of which is being sold to the Purchaser. The Vendor is the registered owner of the entirety of Folio 9870 and if required by the Purchaser will produce a discharge/waiver of this restrictive covenant on or prior to completion duly executed by the Vendor and it will be the Purchaser's responsibility to register this discharge/waiver in the Land Registry. No further objection, requisition or enquiry will be raised by the Purchaser in relation thereto.

(c)	In addition to the burdens identified in the Folios comprising the Subject Property, an ESB underground cable runs through the Subject Property and an ESB pole is situated thereon. A Bord Gáis pipe also runs along the boundary between that part of Folio 9870 County Waterford being retained by the Vendor and the Subject Property. The Vendor has no further information or documentation in its possession in relation to the ESB cable/Bord Gáis pipe and no further objection, requisition or enquiry will be raised by the Purchaser in relation thereto.

(d)	In addition to the burdens identified above, the Subject Property is subject to the Licence set out at No 10 of the Documents Schedule hereto. The Purchaser will note the expired Licence set at No. 9 of the Documents Schedule hereto. The parties identified in these Licences together with a number of other groups have, from time to time, used the Subject Property or part thereof for recreational purposes. The Vendor will procure the termination of all the Licences still in existence and the interest (if any) enjoyed by the said groups on or prior to the Closing Date. The Purchaser is also referred to the Development Agreement set out at No. 11 of the Documents Schedule hereto. It will be the Vendor's sole responsibility to ensure that it complies with the terms thereof upon receipt of the proceeds of sale from the Purchaser.

5.	Mortgage

The property being sold under this Contract, together with other property, is at present subject to a mortgage (the "Wachovia Charge") in favour of Wachovia Bank, National Association. On the Closing Date, the Purchaser will accept either:-

(a)	a partial release in respect of the Wachovia Charge for the Subject Property together with registration fees payable thereon; or

(b)	an undertaking from the Vendor's solicitors to discharge part of the Wachovia Charge from the proceeds of sale and to furnish a partial release together with registration fees thereon as soon as possible thereafter.

6.	Kilsallaghan Charge

The Purchaser is referred to the certified copy Deed of Release dated 19 June 1995 of a charge (the "Kilsallaghan Charge") listed at No. 12 of the Documents Schedule hereto. As is apparent from the Deed of Release, the Kilsallaghan Charge has been released in respect of all Folios comprised in the Subject Property which is also clearly evidenced by the deletion of this burden at Part 3 of each Folio, as appropriate. The land certificate for Folio 11795 County Waterford continues to indicate this charge, despite its release. The land certificate for this Folio will be updated on or prior to completion to reflect the correct status of this charge, as evident from the Folio for the land certificate.

7.	Purchase Price and Release of Deposit

The Purchase Price, of Twenty Six Million, One Hundred and Seventy One Thousand, Nine Hundred and Fifty Euro (€26,171,950), shall be paid as follows:-

(a)	On the execution of this Contract the sum of Two Million, Six Hundred and Seventeen Thousand, One Hundred and Ninety Five Euro (€2,617,195) shall be paid by the Purchaser to the Vendor's solicitor, by way of deposit (the "First Instalment"), in part payment of the Purchase Price.

The balance of the sum of Twenty Three Million, Five Hundred and Fifty Four Thousand, Seven Hundred and Fifty Five Euro (€23,554,755) shall be paid in two tranches as follows:-

(b)	€14,883,805 (the "Second Instalment") to be paid immediately on compliance by the Vendor with Special Condition 8(d); and

(c)	€8,670,950 (the "Final Instalment") to be paid on the Closing Date specified in Special Condition 9.

The First Instalment and the Second Instalment are, where the context so admits or requires, hereinafter collectively referred to as the "Deposit".

(d)	The First Instalment shall be held by the Vendor's solicitors as stakeholder until the Vendor's solicitors furnish to the Purchaser's solicitors a Bank Guarantee drawn on Anglo Irish Bank Corporation plc in favour of the Purchaser for an amount equal to the Deposit, such Guarantee to be in a form reasonably satisfactory to the Purchaser (the "Guarantee"). On furnishing the Guarantee to the Purchaser's solicitors the Vendor's solicitors will receive the Second Instalment and will pay over the Deposit to the Vendor for its own use and benefit. If the Deposit is released to the Vendor, the Vendor shall be liable for the cost of funds calculated at a reasonable rate to the Purchaser on the Second Instalment only from the date such monies are paid to the Vendor's solicitors up to the Closing Date. General Conditions 5, 37(a), 38 and 41 are modified accordingly. Upon the Closing Date and payment of the Final Instalment to the Vendor, the Guarantee will automatically cease to be of any further force or effect whatsoever.

(e)	If there is any delay in the Purchaser paying the purchase monies or any part thereof on the due date or dates as set out above the Purchaser shall pay interest to the Vendor on the balance outstanding from the due date up to the date of actual payment thereof at the interest rate stipulated in the Memorandum of the within Agreement. Such interest shall accrue from day to day and shall be payable before and after any Judgement.

(f)	If any date specified for payment of purchase monies hereunder is not a working day as defined in General Condition 2 the date or dates in question shall be the first working day thereafter.

8.	Condition Subsequent and Closing Date

(a)	It is a condition subsequent (the "Condition Subsequent") to this Contract that the Subject Property retain its designation as a mixed use area, including retail warehousing, in accordance with the decision of Waterford City Council of 18 April 2005 (the "Variation Decision") until satisfaction of the Condition Subsequent in accordance with Special Condition 9(b) hereunder or recission of the Contract pursuant to Special Condition 9(c).

(b)	The Condition Subsequent will be deemed to be satisfied and either party's right of rescission under Special Condition 9(c) will be at an end upon the occurrence of any of the following:-

(i)	On 17 October 2005 if no judicial review proceedings to review the Variation Decision have been initiated by any third party by that date; or

(ii)	Upon the expiry of 21 days from the date of passing and perfecting of the High Court judgment or order upholding the Variation Decision if judicial review proceedings to review the Variation Decision have been initiated by a third party prior to 17 October 2005; or

(iii)	Upon delivery by the Supreme Court of its judgment upholding the Variation Decision if judicial review proceedings to review the Variation Decision have been initiated in the High Court as set out above and either:-

A.	the High Court has upheld the Variation Decision and the third party has appealed to the Supreme Court; or

B.	the High Court has overturned the Variation Decision and the Vendor and/or Waterford City Council has appealed to the Supreme Court; or

(iv)	Upon the date Waterford City Council re-designates the Subject Property so that it is situate in a mixed use area, including retail warehousing following either delivery by the Supreme Court of its judgment overturning the Variation Decision or upon the date of passing and perfecting of the High Court judgment overturning the Variation Decision.

(c)	If the Variation Decision is reversed or overturned following final determination of any judicial review proceedings to review the Variation Decision (including the determination of any appeals) and/or Waterford City Council fail to ensure that the Subject Property will be or will remain situate in a mixed use area, including retail warehousing THEN either party may immediately rescind the Sale and terminate this Contract by service of notice in writing to that effect on the other WHEREUPON the Purchaser will be entitled to the return of the Deposit in accordance with Special Condition 8(d) and the Final Instalment and the Vendor will be entitled to a return of all completion documents and title furnished to the Purchaser on or prior to the Closing Date PROVIDED ALWAYS that if the judicial review proceedings of the Variation Decision have not been finally determined in accordance with any one of the grounds specified in Special Condition 9(b)(i)-(iv) inclusive by either (1) 14 June 2006 the Vendor may at its option immediately rescind the Sale and terminate the Contract with the same effect as herein specified; or (2) 14 June 2007 either party may immediately rescind the Sale and terminate the Contract with the same effect as herein specified.

If the Contract is rescinded in accordance with Special Condition 9(c), the Vendor shall be liable for the reasonable cost of funds calculated at a reasonable rate to the Purchaser on the Deposit and Final Instalment from the date of passing and perfecting of the High Court judgment or order overturning the Variation Decision or from the date the third party has appealed the upholding of the Variation Decision by the High Court to the Supreme Court, whichever is applicable, until the date of recission.

For the avoidance of doubt save as outlined in Special Condition 9(c), the Purchaser will be entitled to a return of the Deposit and Final Instalment without interest, costs or compensation thereon.

(d)	No deed of assurance of the Subject Property will be delivered to the Purchaser or its nominees on the Closing Date UNTIL the Condition Subsequent has been satisfied and the right of recission set out in this Contract is at an end on foot of any one of the grounds specified in Special Condition 9(b).

(e)	Notwithstanding anything to the contrary in this Contract, the Closing Date shall be 14 June 2005 or such later date as may be specified by the Vendor provided that such date shall be no later than 31 August 2005 whereupon the Final Instalment will be paid to the Vendor and completion shall occur save that no deed of assurance of the Subject Property will be delivered to the Purchaser or its nominee(s) until satisfaction of the Condition Subsequent and the right of recission set out in this Contract is at an end in accordance with Special Condition 9(b).

(f)	The Purchaser's attention is drawn to the correspondence exhibited at Nos 15(a) – (e) inclusive of the Documents Schedule (the "Keller Correspondence"). The Purchaser will purchase the Subject Property in the full knowledge of the existence of the Keller Correspondence. If any judicial review proceedings to review the Variation Decision are initiated on or prior to the Closing Date whether on foot of the Keller Correspondence or otherwise, such institution of judicial review proceedings will not delay payment of the Final Instalment to the Vendor.

(g)	Whether the judicial review proceedings envisaged by this Special Condition are issued against either the Purchaser or the Vendor or both as a notice party, both parties to this Contract hereby agree to work together and co-operate with the other in vigorously pursuing the defence of any judicial review proceedings initiated by any party prior to 17 October 2005 to review the Variation Decision whether on appeal or otherwise and/or in bringing any appeal before the Supreme Court if the Variation Decision is overturned .

9.	Shareholder Approval

If Waterford Wedgwood plc determines that the approval of its shareholders is required to the completion of the sale of the Subject Property under the terms of Chapter 10 of the Listing Rules of the UK Financial Services Authority and/or the Listing Rules of the Irish Stock Exchange or otherwise, completion of the sale of the Subject Property shall not occur without the receipt of such approval at a duly convened meeting of the shareholders of such company.

10.	Option

On the Closing Date, both parties hereto will execute an option deed containing an option (the "Option") in favour of the Purchaser for a nominal consideration of €10 whereby the Purchaser will have an option for the term of 10 years from the signing of Contracts to purchase the remainder of the Waterford Crystal Sports and Leisure Centre together with the car park or part thereof (being the remainder of the property comprised in Folio 9870 County Waterford) (the "Remainder Lands") at Open Market Value, subject to the easements, burdens and/or rights (if any) then affecting the Remainder Lands, if placed on the open market by the Vendor.

For the purposes of the Option, the Term "Open Market Value" shall mean the price that a willing purchaser would be prepared to pay and a willing vendor would be prepared to accept for the Remainder Lands as at the date when the Remainder Lands are placed on the open market by the Vendor. The Option Deed will be in a format as determined by the Vendor's solicitor, provided the Option Deed provides for the matters set out in Special Condition 11.

11.	Land Certificates

Of the Folios comprising the Subject Property, the following is the position in relation to the issue/non-issue (as appropriate) of the land certificate for each folio:-

(a)	Folio 23844F	land certificate not issued.

(Part)

(b)	Folio 3672F	retained in Land Registry.

(c)	Folio 9870	retained in Land Registry.

(Part)

(d)	Folio 11795	land certificate issued.

Where the land certificate has not issued for a folio, the Vendor will bespeak the Land Certificate and furnish same to the Purchaser on the Closing Date. In the absence of the Land Certificate on the Closing Date, the Vendor's solicitors will furnish a letter of undertaking to the Purchaser's solicitors to forward same upon receipt from the Land Registry. Where the land certificate has already issued for a folio, the original land certificate will be handed over on completion. Where a land certificate is retained in the Land Registry, a letter of consent to use together with authorisation and direction addressed to the Land Registry authorising and directing the Land Registry to retain the land certificate to the order of the Purchaser upon completion will be furnished save where part only of a Folio is being sold whereupon a letter of consent to use only will be furnished on completion, if relevant. In relation to Folio 9870, the Vendor will apply to the Land Registry to divide the Folio and issue a Land Certificate in respect of that portion of Folio 9870 the subject of this Contract. On the Closing Date, the Vendor's solicitors will furnish a letter of undertaking to forward this new land certificate to the Purchaser's solicitors on receipt of same.

12.	Roads and Services

The Purchaser is furnished with a copy letter dated 10 August 2004 from Waterford City Council as evidence that the roads and services abutting the Subject Property are in charge of the Local Authority. The Purchaser will accept a copy only of this letter and will not raise any objection, requisition or enquiry in relation thereto.

13.	Deed of Assurance – Easements and Other Rights

The Deed of Assurance of the Subject Property from the Vendor to the Purchaser shall incorporate reservations for the Retained Lands for the following:-

(a)	The free and uninterrupted passage and running of the services (i.e. water, soil, gas, air, electricity, telephone transmissions, radio transmissions, television transmissions, oil, heating fuels and other services serving the Retained Lands) to and from the Retained Lands through the utilities (i.e. all channels, conduits, pipes, drains, watercourses, ditches, gutters, sewers, wires, mains, cables and other conducting media for the services including (but without prejudice to the generality of the foregoing) lighting installations) which are now or may at any time within the Perpetuity Period (to be determined by the Vendor) be in under or passing through the Subject Property.

(b)	The right (without being obliged to do so) to connect up with and inspect cleanse repair and renew the utilities which now are or may at any time within the Perpetuity Period be in under over or passing through the Subject Property AND for the aforementioned purposes to enter upon the Subject Property with workman and others and all necessary equipment making good any damage thereby occasioned by not being responsible for any temporary inconvenience being caused by such works.

(c)	The free and uninterrupted passage and running of soil/effluent and water to and from the Retained Lands through the pipeline/watermains in under over or passing through the Subject Property shown coloured [ ] on the map annexed hereto together with the right at all times to enter upon the Subject Property and open up the said pipes or watermains or associated manhole(s) for the purpose of inspecting, repairing and replacing same and making connections thereto making good any damage thereby occasioned but not being responsible for any temporary inconvenience caused by any such works.

The Deed of Assurance will be executed in duplicate and the original counterpart thereof returned to the Vendor duly stamped within 30 days of completion. In addition, the Purchaser's solicitor will provide a letter of undertaking to this effect which will also include an obligation on the Purchaser's solicitor to lodge the original deed of assurance in the Land Registry immediately following stamping and to produce up to date copy Folio(s) and File Plan(s) of the Subject Property, as soon as the Land Registry have registered the Purchaser's title thereto, showing these easements registered as burdens thereon.

14.	Post completion Works

The Purchaser hereby grants to the Vendor, its servants and agents the right to access and enter upon the Subject Property with or without machinery/vehicles for the period of three months from the Closing Date at reasonable mutually convenient times for the purpose of removing lighting masts, goal posts and ancillary items, making good all damage thereby occasioned but not being responsible for any temporary inconvenience caused by such works.

15.	Condition of Property

The Purchaser shall be deemed to buy with full notice of the actual state and condition of the Subject Property and shall take it as it stands and subject to all rights of way, water, light, drainage and other easements, rights and privileges and liabilities and to all rents and outgoings mentioned in the Particulars or any Special Conditions.

16.	Planning

Save as disclosed herein there are no buildings or other structures on the Subject Property and no planning permissions granted to the Vendor in respect thereof have been acted upon insofar as same relate to the Subject Property. The Purchaser shall raise no objection, requisition or enquiry in respect of any planning matters and General Condition 36 is hereby deleted in its entirety. The Purchaser shall raise no objection, requisition or enquiry in relation to any matter or thing relating to Local Government (Planning and Development) Act, 1963, the Planning and Development Acts, 2000 to 2002 the Building Control Act, 1990, Planning and Development Regulations, 2001, the Building Bye-Laws, the Fire Services Act, 1981 or the Safety, Health and Welfare at Work (Construction) Regulations, 1995 or any regulations or orders made thereunder including (but not limited to) any works carried out to the Subject Property by the Vendor.

17.	Identity

The Purchaser shall satisfy itself with regard to the exact area of the Subject Property and the boundaries thereof and the routes of the existing burdens/easements/rights of way affecting the Subject Property. Maps annexed to the Contract shall be deemed to be annexed for identification purposes only.

No objection, requisition or enquiry shall be raised in relation to discrepancies (if any) which may arise between the file plan, relevant deed or Land Registry instrument and/or the boundaries or lay out of the property on the ground.

The words "or which are likely to affect it" appearing on the last line of General Condition 15 are hereby deleted and replaced with the words "of which the Vendor is aware will affect the Property".

18.	Environmental

The Vendor will furnish a declaration on the Closing Date confirming the Vendor has not been in breach of environmental laws and save for the Vendor's obligation to reply to Requisition 31 (Environmental) of the Law Society's Objections and Requisitions on Title (if not already replied to at the date of this Contract) no further objection, requisition or enquiry shall be raised or made by the Purchaser in relation to same.

19.	Entire Agreement

The Purchaser hereby acknowledges that this Agreement and the documents referred to in the Documents Schedule constitute the entire agreement between the parties and the Purchaser hereby acknowledges that the Purchaser has not entered into this Agreement in reliance on any other warranty or representation whether oral or in writing.

The Purchaser agrees and accepts that no statement, measurement quantity or description contained in any newspaper or advertisement published by the Vendor or by the Vendor's Agents, O'Shea

O'Toole & Partners (the "Agent"), or given orally or contained in any brochure, letter or hand-out issued by the Vendor or by the Agent in respect of the Subject Property (whether or not in the course of any representation or negotiations leading to the sale) shall constitute a representation inducing the Purchaser to enter into the sale or any warranty forming part of this Agreement and that any statement, description, quantity or measurement contained in any such advertisement, brochure or letter given by the Vendor or on its behalf by the Agent are for illustration purposes only and are not to be taken as matters of fact and that any mistake, omission, discrepancy, inaccuracy, mis-statement, mis-description or incorrect measurement given orally or in the form of any advertisement, brochure or letter by the Vendor or by the Agent (whether or not in the course of any representation or negotiations leading to the sale) shall not give rise to any cause of action, claim for compensation against the Vendor or the Agent or any right of rescission under this Agreement and it is further agreed that this Agreement contains the entire terms and conditions of the agreement between the parties hereto. The Law Society's General Condition 33 shall be read subject to this condition.

20.	Survival of Provisions

Unless otherwise specified herein, all such terms and conditions of this Agreement as are designed or are capable of surviving completion of the sale shall survive such completion and shall not merge in or become extinguished in any subsequent assurance of the Property or any part thereof.

21.	Sub-Sale

On payment of the entire of the purchase monies on the Closing Date, the transaction shall at the option of the Purchaser proceed by way of sub-sale of all or part of the Subject Property and the Vendor will execute deeds of assurance as required to enable the transaction to be completed in this manner PROVIDED that the Vendor is notified in sufficient time of the identity of the Purchaser's nominee(s) and number of deeds of assurance to comply with the Listing Rules of the UK Financial Services Authority and/or the Listing Rules of the Irish Stock Exchange or otherwise AND PROVIDED also that the Purchaser confirms that such identity may be disclosed in any announcement required by the Listing Rules of the UK Financial Services Authority or otherwise AND PROVIDED ALWAYS that no such deed(s) of assurance will be delivered until the Condition Subsequent in Special Condition 9(b) has been satisfied. The Vendor will execute a Deed of Covenant in favour of the Purchaser and its bank, Anglo Irish Bank Corporation plc on the Closing Date in the terms of the draft annexed hereto in relation to the execution of deeds of transfer/assurance of the Subject Property.

NON-TITLE INFORMATION

Query Reply (Please tick and/or insert comments as appropriate)

		Yes	No	Comments
1.	SERVICES
i.	How is the Subject Property serviced as to:
	(a) drainage;			Inspection will reveal.
	(b) water supply;			"
	(c) electricity;			"
	(d) gas; and			"
	(e) otherwise.			"
ii.	Have the services (including roads, lanes, footpaths, sewers and drains) abutting or servicing the Subject Property been taken over by the Local Authority,			See copy letter dated 10 August 2004 in the Documents Schedule hereto.
	Will a letter from the Local Authority or a solicitor's certificate to vouch the position be furnished on or before closing.			See copy letter dated 10 August 2004 in the Documents Schedule hereto.
	If services are not in charge, are there appropriate easements and indemnities in existence.			Not applicable
iii.	Is the Subject Property serviced by:
	(a) septic tank; or,		X
	(b) private drainage scheme.		X
iv.	Is the Subject Property serviced for television and if so is it by:
	(a) Cable T.V.;		X	Not applicable, this is a green field site
	(b) Satellite Dish;		X	Not applicable, this is a green field site
	(c) MMDF;		X	Not applicable, this is a green field site
	(d) TV aerial owned by Vendor; or		X	Not applicable, this is a green field site
	(e) TV aerial owned by another.		X	Not applicable, this is a green field site
If (b) or (d) applies, will it be included in the Purchase Price.
v.	Is there a telephone line to be supplied with the Subject Property.		X	Not applicable, this is a green field site
vi.	Is there an ISDN line to be supplied with the Subject Property.		X	Not applicable, this is a green field site
2.	CONTENTS
i.	Are there any contents included in the Purchase Price.		X	Not applicable in its entirety as this is a green field site
If so, give Vendor's estimate of value.

		Yes	No	Comments
ii.	Are there any fixtures, fittings or chattels included in this Sale which are the subject of any Lease, Rent, Hire Purchase Agreement or Chattel Mortgage.		X	Not applicable in its entirety as this is a green field site
	If so, furnish now the Agreement and on closing proof of payment to date or discharge thereof.			Not applicable in its entirety as this is a green field site
3.	OUTGOINGS
i.	What is the Rateable Valuation of:
	(a) Lands;			Nil
	(b) Buildings.			Not Applicable
ii.	Give particulars of any other periodic or annual charge which affects the Subject Property or any part of it.			None to Vendor's knowledge save as disclosed in the documents of title.